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                                                                  EXHIBIT (J)(2)



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 68 to the Registration Statement (1933 Act File No. 02-90946) on Form N-1A of Eaton Vance Mutual Funds Trust of our report dated February 11, 2000 of Tax-Managed Growth Portfolio included in the December 31, 2000 Annual Report to Shareholders of Eaton Vance Tax-Managed Growth Fund.

     We also consent to the reference to our Firm under the heading "Other Service Providers" in the Statement of Additional Information.



                                /s/ Deloitte & Touche LLP
                                DELOITTE & TOUCHE LLP


October 25, 2000
Boston, Massachusetts

                                      C-14